SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2002

Date of report (Date of earliest event reported)

Valentis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900

(Registrant’s telephone number, including area code)

Item 5.            Other Events.

                Valentis, Inc. (the “Company”) has received a Staff Determination from Nasdaq indicating that the Company fails to comply with certain requirements for continued listing of its securities on The Nasdaq National Market.  The Company has requested an oral hearing to appeal the Staff Determination, and the Company has been advised that the hearing request will stay the delisting of the Company’s securities, pending a decision by the Nasdaq Listing Qualifications Panel.

                A copy of the press release concerning this announcement is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

                                                                                                99.1         Text of Press Release, dated August 27, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2002

VALENTIS, INC.

By:	/s/ Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press Release, dated August 27, 2002.